Exhibit 99.1

RESOLUTION OF THE SHAREHOLDERS

OF

AMERICAN MINING CORPORATION

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived,

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a elect a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

Dr. ZOHAR KOREN as Director & CEO

Dr. EYAL BALLAN as Director & CTO

ITAMAR BOROCHOV as Director & VP Marketing

The Above qualified people have been nominated, and have accepted their position as DIRECTORS and OFFICERS of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: April 29th, 2014

/s/ Dr. Zohar Koren

Dr. Zohar Koren,

on behalf of Cannabics, Inc., Majority Shareholders